UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

April 1, 2008

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, Maxwell Technologies, Inc. (the “Company”) entered into an amended employment agreement with George Kreigler III. The prior employment agreement between the Company and Mr. Kreigler was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 4, 2007. Pursuant to the amended employment agreement, a copy of which is attached hereto as Exhibit 10.1, Mr. Kreigler shall receive a one time retention bonus equal to $264,000 (an amount equal to one year of his current base salary) contingent upon his continued employment with the Company through March 1, 2010.

The foregoing summary of changes to Mr. Kreigler’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the actual employment agreement attached hereto as Exhibit 10.1. Any information disclosed in the Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Schramm
David Schramm Chief Executive Officer

Date: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 1, 2008